Exhibit 8.1

February 24, 2017
Tesoro Logistics LP
19100 Ridgewood Parkway
San Antonio, Texas 78259

Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201-2784
United States

Tel +1 214 855 8000
Fax +1 214 855 8200
nortonrosefulbright.com

Re: Tesoro Logistics LP Registration Statement on Form S-3 (Registration No. 333-211863)

Ladies and Gentlemen:

We have acted as special counsel to Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the proposed offering by the Partnership of common units representing limited partner interests in the Partnership. We have also participated in the preparation of the Prospectus Supplement dated February 21, 2017 (the “Prospectus Supplement”), and the Prospectus dated June 6, 2016 (the “Prospectus”), forming part of the Registration Statement on Form S-3 (Registration No. 333-211863), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Partnership on June 6, 2016 (the “Registration Statement”).
Subject to the assumptions, qualifications, and limitations set forth therein, we hereby confirm that all statements as to matters of U.S. federal income tax law and of legal conclusions with respect thereto contained in the discussion in the Prospectus under the caption “Material Federal Income Tax Consequences,” as updated in the Prospectus Supplement under the caption “Material Federal Income Tax Consequences,” reflect the opinion of Norton Rose Fulbright US LLP with respect to the matters set forth therein as of the date of the Prospectus Supplement.
In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) certain other filings made by the Partnership with the Commission, (iv) certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership’s general partner, and (v) other information provided to us by the Partnership and the general partner of the Partnership.
No opinion is expressed as to any matter not discussed in the Prospectus under the caption “Material Federal Income Tax Consequences” or in the Prospectus Supplement under the caption “Material Federal Income Tax Consequences. We are opining herein only as to the effect on the subject transaction of the U.S. federal income tax laws, and we express no opinion with respect to the applicability to, or the effect on, any other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
We hereby consent to the filing of this opinion as Exhibit 8.1 to the Partnership’s Form 8-K dated on or about the date hereof, and to the use of our name in the Prospectus Supplement. In giving such consent, we do not thereby

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.
Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP, Norton Rose Fulbright South Africa Inc. are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss Verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com.

Tesoro Logistics LP February 24, 2017 Page 2

admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Norton Rose Fulbright US LLP
Norton Rose Fulbright US LLP

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.
Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP, Norton Rose Fulbright South Africa Inc. are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss Verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com.